UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2012

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore		554910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, the Board of Directors of Kulicke and Soffa Industries, Inc. (the “Company”) announced the election of Mui Sung Yeo as a director, effective October 1, 2012, to serve until the 2016 Annual Meeting of Shareholders. Ms. Yeo is the Chief Financial Officer of MediaCorp Pte Ltd., one of Singapore’s leading media companies with platforms spanning television, radio, newspapers, magazines, movies, and digital and out-of-home media. Previously, Ms. Yeo was Chief Financial Officer and Group Vice President of United Test & Assembly Center Ltd. Ms. Yeo also was appointed to the Audit Committee of the Board of Directors of the Company (the “Audit Committee”).

Ms. Yeo will receive an annual retainer of $50,000 for serving as a non-employee director and an additional annual retainer of $10,000 for serving as a member of the Audit Committee. Under the Company’s 2009 Equity Plan, as amended, Ms. Yeo will also receive an initial grant of a number of common shares closest in value to, without exceeding, $120,000 upon her election to the Board of Directors, as well as subsequent grants of common shares on the first business day of each quarter while serving on the Board of Directors.

A copy of the Company’s press release announcing Ms. Yeo’s election is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2012	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Bruno Guilmart
	Name:	Bruno Guilmart
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 3, 2012.